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                                                                      Exhibit 23

                         Independent Auditors' Consent



The Board of Directors
Global Maintech Corporation:

We consent to incorporation by reference in the Registration Statement (No. 33-33576) on Form S-8 of Global Maintech Corporation of our report dated February 14, 1997, relating to the balance sheets of Global Maintech Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the then ended, which report appears in the 1996 annual report on Form 10-KSB of Global Maintech Corporation.

                                      KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 31, 1997